Exhibit 99.1

Capstone Companies, Inc. 431 Fairway Drive, Suite 200, Deerfield Beach, FL  33441
FOR IMMEDIATE RELEASE

Capstone Companies Announces Third Quarter 2018 Financial Results and Conference Call

DEERFIELD BEACH, FL, November 1, 2018 – Capstone Companies, Inc. (OTC: CAPC) ("Capstone" or the "Company"), a designer, manufacturer and marketer of consumer inspired products that bridge technological innovations with today's lifestyle, announced today that it will release its third quarter 2018 financial results after the close of financial markets on Wednesday, November 14, 2018.
The Company will host a conference call and webcast, in which President and Chief Executive Officer Stewart Wallach and Chief Financial Officer Gerry McClinton will review the Company's financial results, as well as the Company's strategy and outlook, followed by a question-and-answer session.
Q3 2018 Financial Results Conference Call
Thursday, November 15, 2018
10:30 a.m. Eastern Time
Phone: (201) 689-8562
Internet webcast link available at: www.capstonecompaniesinc.com
A telephonic replay will be available from 1:30 p.m. ET the day of the call until Thursday, November 22, 2018.  To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13684744.  Alternatively, the archive of the webcast will be available on the Company's website at www.capstonecompaniesinc.com, along with a transcript once available.

About Capstone Companies, Inc.
Capstone Companies, Inc. is a public holding company that engages, through its wholly-owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing and marketing of consumer products to retail channels throughout North America and international markets.  See www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com for information on our current product offerings.

For more information, contact:
Company:
Aimee Gaudet
Corporate Secretary
(954) 252-3440, ext. 313
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